Exhibit 99.B(p)(1)

SEI INVESTMENTS MANAGEMENT CORPORATION

Code of Ethics

August 1, 2013

CHECKLISTS

Following are checklists of SEI Investments Management Corporation (“SIMC”) employee responsibilities relating to compliance with SIMC’s Code of Ethics (the “Code”). This list is intended as a quick reference for key portions of the Code and not as a replacement for reading and understanding the Code in its entirety. Please note that all bolded terms are defined in the Glossary that follows this checklist. If you have questions concerning any of the items listed below after reviewing the remainder of the Code, you may contact SIMC Compliance at SIMCCompliance@seic.com.

All SIMC directors, officers and employees are considered Supervised Persons and are subject to this Code. Depending on the information to which you have access, you may also be considered an Access Person, Investment Person or Portfolio Management Person and are subject to additional obligations as set forth in the checklists below and the Code. If you are a SIMC employee and your team is not listed within those definitions, contact SIMC Compliance to determine your reporting status.

Violation of this Code may lead to disciplinary action, including termination of employment (See Section 6 — Sanctions).

I. SUPERVISED PERSONS (All directors, officers, employees, temporary employees, consultants and interns of SIMC. This includes all Access Persons, Investment Persons, and Portfolio Management Persons, as well as the following teams: Advisor Network Broker/Dealer Team; Advisor Network Business Management; Advisor Network Client Administration Team; Advisor Network Investment Case Team; Advisor Network Marketing/Communication; Advisor Network Sales; Advisor Network Solutions Management Team; Asset Management Distribution Team; IMU Investment Strategies Team; IMU Management; Institutional Client Service; Institutional Corporate Core National; Institutional Management; Institutional Marketing; Institutional Product; Institutional Solutions)

Certifications

•                  SIMC Compliance will distribute at least once per year, a current copy of the Code. You are required to annually certify that you have received and read the Code, understand its provisions and agree to abide by its requirements.

Duty to Report Violations of the Code

•                  You are required to notify SIMC Compliance of any violation of the Code as soon as practicable.

Excessive Trading of Shares of the SEI Family of Funds

•                  You may not engage in excessive short-term trading of shares of open-end funds within the SEI Family of Funds. Each Fund’s policy on excessive short-term trading (including round trip trade restrictions) can be found in its Prospectus and Statement of Additional Information.

II. ACCESS PERSONS (Institutions Group — Advice Team, consultants and interns for such group and all SIMC directors and officers)

Reporting Concerning the Code (See Section 9 — Personal Securities Accounts (“PSAs”), Beneficial Ownership of Covered Securities and Transaction Reporting).

•                  You must disclose, via the SunGard PTA system, all PSAs, Beneficially Owned Covered Securities and Covered Security Transactions on Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports, as applicable.

•                  You must submit, via the SunGard PTA system, an Initial Holdings Report within 10 days of becoming an Access Person whether or not you maintain a PSA or Beneficially Own a Covered Security.

•                  You must submit, via the SunGard PTA system, a Quarterly Transaction Report within 30 days of each calendar quarter end whether or not you maintain a PSA or engage in Covered Security Transactions within those accounts.

•                  You must submit, via the SunGard PTA system, an Annual Holdings Report each year whether or not you maintain a PSA or Beneficially Own a Covered Security.

•                  When you establish a PSA you must promptly notify (1) SIMC Compliance and report it on the next Quarterly Transaction Report; and (2) the Financial Institution maintaining the PSA that you are associated with SIMC.SIMC Compliance will notify the Financial Institution if you have SIMC’s permission to open the PSA (if necessary) and will direct the Financial Institution to link the account by an electronic data feed via the SunGard PTA system, or, if an electronic feed is unavailable, direct the Financial Institution to forward duplicate account paper statements to SEI on an ongoing basis. You agree to assist SIMC Compliance in this process, as necessary.

Pre-Clearance for IPOs and Limiting Offerings/Private Placements

•                  You must obtain pre-clearance via email from SIMC Compliance before acquiring (directly or indirectly) a beneficial ownership interest in securities issued in an Initial Public Offering or Limited Offering/Private Placement.

III. INVESTMENT PERSONS AND PORTFOLIO MANAGEMENT PERSONS

INVESTMENT PERSON (IMU — Portfolio Strategies Team, IMU — Investment Strategies Equity and Alternative Teams, IMU — Client Investment Strategy Team, IMU — Product Management Team, IMU — Risk Management Team, IMU — Investment Communications Team, Private Wealth Management, Legal & Compliance — SIMC Compliance, Legal & Compliance — Fund Compliance and consultants and interns for such groups)

PORTFOLIO MANAGEMENT PERSON (IMU — Trading Operations & Technology Team, IMU — Investment Strategies Fixed Income Management Team, Institutions Group — Transition Management Team and consultants and interns for such groups)

Reporting Concerning the Code (See Section 9 — Personal Securities Accounts (“PSAs”), Beneficial Ownership of Covered Securities and Transaction Reporting)

•                  You must disclose, via the SunGard PTA system, all PSAs, Beneficially Owned Covered Securities and Covered Security Transactions on Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports, as applicable.

•                  You must submit, via the SunGard PTA system, an Initial Holdings Report within 10 days of becoming an Investment Person or Portfolio Management Person whether or not you maintain a PSA or Beneficially Own a Covered Security.

•                  You must submit, via the SunGard PTA system, a Quarterly Transaction Report within 30 days of each calendar quarter end whether or not you maintain a PSA or engage in Covered Security Transactions within those accounts.

•                  You must submit, via the SunGard PTA system, an Annual Holdings Report each year whether or not you maintain a PSA or Beneficially Own a Covered Security.

•                  When you establish a PSA you must promptly notify (1) SIMC Compliance and report it on the next Quarterly Transaction Report; and (2) the Financial Institution maintaining the PSA that you are associated with SIMC. SIMC Compliance will notify the Financial Institution if you have SIMC’s permission to open the PSA (if necessary) and will direct the Financial Institution to link the account by an electronic data feed via the SunGard PTA system, or, if an electronic feed is unavailable, direct the Financial Institution to forward duplicate account paper statements to SEI on an ongoing basis.  You agree to assist SIMC Compliance in this process, as necessary.

Pre-Clearance

•                  You must obtain pre-clearance via email from SIMC Compliance before acquiring (directly or indirectly) a beneficial ownership interest in securities issued in an Initial Public Offering or Limited Offering/Private Placement.

•                  You must obtain pre-clearance, via the SunGard PTA system, from SIMC Compliance for any Covered Securities Transactions, including transactions in Affiliated Mutual Funds.

•                  Pre-clearance will be effective for 2 business days. Day one of the pre-clearance period is the day that pre-clearance is obtained, and expiration occurs at the close of trading on the next business day.

•                  There are exemptions to the pre-clearance requirement for Covered Securities Transactions such as purchases pursuant to an Automatic Investment Program (“AIP”) and any Small Transaction Exception Policy as approved by SIMC Compliance from time to time. The exemptions are set forth in Section 9 of the Code.

60-Day Limitation on Purchase and Sales (Short Swing Rule)

•                  You may not profit from the purchase and sale or sale and purchase of a Covered Security in which you have a beneficial ownership interest within 60 days of acquiring or disposing of that Covered Security. Please see Section 9 for the exceptions to this rule.

Blackout Periods on Purchases and Sales

•                  Investment Persons may not purchase or sell, directly or indirectly, any Covered Security within 24 hours before or after the time that the same Covered Security is being purchased or sold by any Client. This includes any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds.

•                  Portfolio Management Persons may not purchase or sell, directly or indirectly, any Covered Security within 7 days before or after the time that the same Covered Security is being purchased or sold by any Client. This includes any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds.

Discretionary Account

•                  If you maintain a Discretionary Account (where you have given an investment adviser the authority to purchase and sell securities for the account without your knowledge or consent), you must certify to SIMC Compliance that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor and repeat such certification annually.

GLOSSARY

Access Persons — For purposes of this Code, all persons on the following teams are considered to be Access Persons:

•                  Institutions Group — Advice Team

•                  Consultants and Interns to these groups

Access Persons are defined as any Supervised Persons who (a) have access to non-public information regarding any Client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund; or (b) who are involved in making securities recommendations to Clients, or who have access to such recommendations that are non-public.

Note: SIMC directors and officers are presumed Access Persons unless the presumption is rebutted under certain circumstances as described in Section 1 (II).

Affiliated Mutual Funds — As of the date of this Code, affiliated funds include the following fund families:

•                  SEI Proprietary Mutual Funds

•                  SEI Daily Income Trust

•                  SEI Liquid Asset Trust

•                  SEI Tax Exempt Trust

•                  SEI Institutional Managed Trust

•                  SEI Institutional International Trust

•                  The Advisors’ Inner Circle Fund

•                  The Advisors’ Inner Circle Fund II

•                  Bishop Street Funds

•                  SEI Asset Allocation Trust

•                  SEI Institutional Investments Trust

•                  CNI Charter Funds

•                  Causeway Capital Management Trust

•                  ProShares Trust

•                  Community Reinvestment Act Qualified Investment Fund

•                  SEI Alpha Strategy Portfolios, LP

•                  TD Asset Management USA Funds

•                  SEI Structured Credit Fund, LP

•                  Wilshire Mutual Funds, Inc.

•                  Wilshire Variable Insurance Trust

•                  Global X Funds

•                  ProShares Trust II

•                  Exchange Traded Concepts Trust (f/k/a FaithShares Trust)

•                  Schwab Strategic Trust

•                  RiverPark Funds

•                  Adviser Managed Trust Fund

•                  Huntington Strategy Shares

•                  New Covenant Funds

•                  Cambria ETF Trust

•                  Highland Funds I (f/k/a Pyxis Funds I)

•                  KraneShares Trust

•                  LocalShares Investment Trust

•                  All other registered investment companies (funds) for which SIDCO serves as distributor

Automatic Investment Program (“AIP”) — A program in which regular periodic payments (or withdrawals) are made automatically in (or from) investment accounts in accordance with a pre-determined schedule and allocation, including a dividend reinvestment plan.

Beneficial Ownership Interest/Beneficially Own — Under relevant securities laws, you have a beneficial ownership interest in securities (or beneficially own securities) if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. You are presumed to have a pecuniary interest in securities held by members of your Immediate Family.

For example, you have a beneficial ownership interest in securities held within a PSA that is registered in your name or your Immediate Family member’s name. You also have beneficial ownership in securities held within a PSA if you (or an Immediate Family member) (1) obtain benefits from the PSA substantially equivalent to whole or partial ownership, even if indirectly or (2) directly or indirectly control investment decisions for the PSA.

Client — Any client of SIMC who has entered into a contractual arrangement with SIMC, including, but not limited to, individuals, institutions and Investment Vehicles.

Covered Securities Transaction — The purchase or sale of (or any other transaction in) a Covered Security, including the writing of an option to purchase or sell a Covered Security.

Covered Security — A Covered Security is any security except:

•                  Direct obligations of the U.S. government;

•                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•                  Shares issued by money market funds;

•                  Shares issued by open-end funds that are not Affiliated Mutual Funds; and

•                  Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds other than Affiliated Mutual Funds.

By way of example, a Covered Security may include a note; stock; closed-end fund; exchange traded fund; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit sharing agreement; collateral trust certificate; pre-organization certificate of subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a security; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

Discretionary Account — An account in which you give a Financial Institution discretion as to the purchase or sale of securities or commodities, including selection, timing, and price to be paid or received. By so doing, you empower the Financial Institution to buy and sell without your prior knowledge or consent, although you may set broad guidelines for managing the account (e.g., limiting investments in blue chip stocks or banning investment in “sin” stocks).

Financial Institution — A broker-dealer, investment advisor, bank or other financial entity.

Global Offices — Global offices include SEI’s London and Hong Kong offices at which SIMC IMU employees may be providing services.

Immediate Family — A member of your immediate family includes your spouse or domestic partner, minor children, dependents and other relatives who share the same residence with you.

Initial Public Offering (IPO) — Generally refers to the first sale of stock by a private company to the public. IPOs are often issued by smaller, younger companies seeking the capital to expand, but can also be done by large privately owned companies looking to become publicly traded.

Investment Person — For purposes of this Code, all persons on the following teams are considered to be Investment Persons:

•                  IMU — Portfolio Strategies Team

•                  IMU — Investment Strategies Equity and Alternative Teams

•                  IMU — Client Investment Strategy Team

•                  IMU — Product Management Team

•                  IMU — Risk Management Team

•                  IMU — Investment Communications Team

•                  Private Wealth Management

•                  Legal & Compliance — SIMC Compliance

•                  Legal & Compliance — Fund Compliance

•                  Private Wealth Management

•                  Legal & Compliance — SIMC Compliance

•                  Legal & Compliance — Fund Compliance

•                  Consultants and Interns to these groups

An Investment Person is any person that is an Access Person and who also directly oversees the performance of one or more sub-advisers for any Investment Vehicle, or obtains or is able to obtain prior or contemporaneous information regarding the purchase or sale of Covered Securities by any Investment Vehicle or Client.

Investment Vehicle — Any registered investment company, unregistered product or other asset management account for which SIMC serves as investment adviser.

Limited Offering/Private Placement — A transaction that may occur outside normal market facilities or outside a securities brokerage account and includes, but is not limited to: private placements, unregistered securities, private partnerships and investment partnerships.

Personal Securities Account (“PSA”) — Any personal account containing Covered Securities in which you have a Beneficial Ownership Interest or which permits you to transact in such securities. This includes accounts maintained with Financial Institutions (in your name or an Immediate Family members name) over which you maintain direct or indirect control or investment discretion. It also includes any trust for which you are a trustee or from which you benefit directly or indirectly and any partnership (general, limited or otherwise) of which you are a general partner or a principal of the general partner.

Portfolio Management Person — For purposes of this Code, all persons on the following teams are considered to be Portfolio Management Persons:

•                  IMU — Trading Operations & Technology Team

•                  IMU — Investment Strategies Fixed Income Management Team

•                  Institutions Group — Transition Management Team

•                  Consultants and Interns to these groups

A Portfolio Management Person is any person that is an Access Person and who also purchases or sells Covered Securities for one or more Investment Vehicles or who is otherwise entrusted with responsibility and authority to make investment decisions regarding Covered Securities for one or more Investment Vehicles.

SEI — Refers to SEI Investments Company, the parent company of SIMC.

SIDCO — Refers to SEI Investments Distribution Co., a registered broker/dealer and an affiliate of SIMC.

SIMC Compliance — SIMC’s Chief Compliance Officer and supporting personnel and designees.

SunGard PTA — SEI’s electronic personal trading system vendor.

Supervised Person — For purposes of this Code, Supervised Persons are all directors, officers and employees of SIMC. This includes all Access Persons, Investment Persons and Portfolio Management Persons, as well as employees, consultants or interns on any of the following teams:

•                  Advisor Network: Broker/Dealer Team

•                  Advisor Network: Business Management

•                  Advisor Network: Client Administration Team

•                  Advisor Network: Investment Case Team

•                  Advisor Network: Marketing/Communication

•                  Advisor Network: Sales

•                  Advisor Network: Solutions Management Team

•                  Asset Management Distribution Team

•                  IMU: Investment Strategies Team

•                  IMU: Management

•                  Institutional: Client Service

•                  Institutional: Corporate Core National

•                  Institutional: Management

•                  Institutional: Marketing

•                  Institutional: Product

•                  Institutional: Solutions

SECTION 1 — INTRODUCTION

This Code is designed to reinforce SIMC’s principles of integrity and ethics. SIMC’s adherence to these principles is critical in an industry that is based on trust and fiduciary duty. This Code is also designed to enforce compliance with applicable regulation and best practices in the United States.  The recordkeeping provisions of SIMC’s Compliance Manual are incorporated herein by reference.

All SIMC directors, officers and employees (including interns and consultants(1) to SIMC) are considered Supervised Persons and are subject to this Code. Depending on the information to which you have access, you may also be considered an Access Person, Investment Person or Portfolio Management Person and are subject to additional obligations as set forth in the Code.  You should note that certain portions of the Code may also apply to others, including certain members of your Immediate Family.

This Code is applicable to you not only as you conduct the business of SIMC, but as you conduct the business of SIMC’s affiliates and subsidiaries as well. Supervised Persons located in SIMC’s Global Offices are subject to this Code and may also be subject to additional codes, policies and procedures related to ethical conduct. You can obtain this Code and related documents from the compliance professionals in each office.

You are also subject to the Code of Conduct of SEI, which is incorporated herein by reference, as well as to various other compliance policies and procedures governing the activities of SIMC and its personnel including, without limitation, SIMC’s insider trading policies and procedures. The requirements and limitations of this Code are in addition to any requirements or limitations contained in the Code of Conduct or in other compliance policies and procedures applicable to SIMC and its personnel.

Strict adherence to the requirements of the Code is a fundamental part of your job. You must certify that you have read and understand the Code at the time of hiring and at least annually thereafter.

If you have questions about how the Code applies to you, contact SIMC Compliance at SIMCCompliance@seic.com.

Violation of this Code or of any business-specific requirement applicable to you may lead to disciplinary action, including termination of employment (See Section 6 — Sanctions).

I.                            GENERAL POLICY

You have a fiduciary obligation to SEI’s Clients when engaging in professional and personal activities. Specifically, you have a duty to:

•                  Comply with the Code’s requirements;

•                  Observe applicable ethical standards in the performance of your duties;

•                  Adhere to the highest standards of loyalty, candor and care in all matters relating to SIMC and its Clients. This includes putting the interests of SIMC’s Clients before your own;

•                  Conduct all business dealings consistent with the Code and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of your position of trust and responsibility;

(1)  Interns are required to sign confidentiality agreements with SEI. Temporary employees and consultants are required to sign confidentiality agreements with their company or placement firm (as applicable) which obligates them to comply with SEI’s policies and procedures, including without limitation, this Code of Ethics.

•                  Maintain the confidentiality of the security holdings and financial circumstances of SIMC’s Clients;

•                  Maintain your independence in the investment decision-making process;

•                  Not use any material non-public information in securities trading or divulge such information to any persons except as this Code and other SIMC policies and procedures permit;

•                  Comply with applicable federal and state securities laws(2); and

•                  Report any violations of this Code promptly to SIMC Compliance.

The Code sets out basic principles to guide you but is not intended to cover every ethical issue that may arise. Please contact SIMC Compliance if you have questions or concerns regarding the Code.

II.                       REBUTTAL OF PRESUMPTION OF ACCESS PERSON STATUS

For the purposes of this Code, all SIMC directors and officers are presumed to be Access Persons and thus are subject to the reporting requirements as described in the Code unless and until the presumption is rebutted.

This presumption may be rebutted as to these persons, but only if SIMC Compliance makes a finding that such person, in connection with his or her regular functions or duties, (a) does not have access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; and (b) is not involved in making securities recommendations to clients, and does not have access to such recommendations that are non-public.

Prior to making a determination rebutting the presumption that a person is an Access Person, SIMC Compliance will investigate all relevant facts and prepare a memorandum for the file which sets forth the facts demonstrating the rebuttal of the presumption, as well as the determination that such person is not, in fact, an Access Person for the purpose of this Code. SIMC Compliance shall retain a copy of this memorandum in its files. SIMC Compliance also shall maintain a list of all persons deemed Access Persons for the purpose of this Code. SIMC Compliance shall review the list and reaffirm that it is accurate and complete no less frequently than on an annual basis.

SECTION 2 — USING THIS CODE OF ETHICS

I.                            ANNUAL CERTIFICATION

SIMC Compliance will distribute at least once per year, a current copy of the Code and any amendments. You are required to annually certify that you have received and read the Code and any amendments, understand its provisions and agree to abide by its requirements.

II.                       RESTRICTION ON USE

The Code is intended for use in connection with your job-related duties. You must obtain authorization from SIMC Compliance, via email, before providing an outside person or entity with a copy of the Code. All copies of the Code provided to any outside person or entity must be provided in read-only format.

(2)  Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes—Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

III.                  DUTY TO REPORT VIOLATIONS OF THE CODE

•                  If you become aware of conduct which you feel is unethical, improper, illegal, or is otherwise a violation of any provision of this Code, you are required to report such information to SIMC Compliance as soon as practicable after discovering the violation.

•                  Concealing or covering up any violation of the Code is itself a violation of the Code. You are not authorized or required to carry out any order or request to cover up such a violation and if you receive such an order you must report it to SIMC Compliance.

•                  You have a duty to cooperate fully with ethics investigations and audits, and to answer questions truthfully and to the best of your ability.

•                  If you report violations of the Code in good faith, you will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this Code and any concern about retaliation should be reported to SIMC Compliance immediately. Any person found to have retaliated against you for reporting violations of the Code will be subject to appropriate disciplinary action.

•                  SIMC Compliance will maintain a log of all violations of the Code. Violations are reported on a quarterly basis to the SIMC Board of Directors and may also be reported to the applicable manager and/or SEI Chief Compliance Officer or his or her designee as necessary.

SECTION 3 — CONFIDENTIAL INFORMATION

Ethical behavior includes safeguarding the security of confidential information. You are prohibited from revealing confidential information to any third party or anyone within SIMC that does not have a legitimate business reason for knowing such information. This applies even after you have terminated your employment or association with SIMC. Patentable and secret processes, product information, pricing and any other confidential information must remain that way. You are obligated to protect SIMC’s confidential information. Confidential information includes, but is not limited to, business, marketing and service plans; operational techniques; internal controls; compliance policies; methods of operation; security procedures; strategic plans; research activities and plans; portfolio and investment strategies and modeling; transactions; holdings; marketing or sales plans; pricing or pricing strategies; databases; records; salary information; any unpublished financial data and reports, including information concerning revenues, profits and profit margins; proprietary information; and any information concerning SIMC’s technology, such as systems, source code, databases, hardware, software, programs, applications, engine protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination, and arrangement of the contents thereof and other confidential information and materials of SIMC, its affiliates, their respective clients or suppliers or other persons or entities with whom they do business.

SECTION 4 — PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

You may not, directly or indirectly, in connection with the purchase or sale of a Covered Security held or to be acquired by a Client:

•                  Employ any device, scheme or artifice to defraud the Client;

•                  Mislead such Client, including by making a statement that is untrue or omits material facts;

•                  Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

•                  Engage in any manipulative practice with respect to a Client or securities (including price manipulation of a security).

SECTION 5 — EXCESSIVE TRADING OF SHARES OF THE SEI FAMILY OF FUNDS

You may not engage in excessive short-term trading of shares of open-end funds within the SEI Family of Funds. Each Fund’s policy on excessive short-term trading (including round trip trade restrictions) can be found in its Prospectus and Statement of Additional Information.(3)

SECTION 6 — SANCTIONS

Any violation of the rules and requirements set forth in the Code may result in the imposition of such sanctions as SIMC Compliance, management and/or general counsel, as applicable, may deem appropriate under the circumstances. These sanctions may include, but are not limited to:

•                  Written warning;

•                  Reversal of securities transactions;

•                  Restriction of trading privileges;

•                  Disgorgement of trading profits;

•                  Fines;

•                  Reporting to the SIMC Board of Directors;

•                  Suspension or termination of employment; or

•                  Referral to regulatory or law enforcement agency.

Factors which may be considered in determining an appropriate penalty include, but are not limited to:  harm to clients; the frequency of occurrence; the degree of personal benefit to the person; the degree of conflict of interest; the extent of unjust enrichment; evidence of fraud, violation of law or reckless disregard of a regulatory requirement; and/or the level of accurate, honest and timely cooperation from the person.

SECTION 7 — RECORDKEEPING

SIMC Compliance will:

•                  Periodically review the personal securities transaction reports or duplicate statements filed by Access Persons, Investment Persons and Portfolio Management Persons and compare with the reports or statements of Investment Vehicles’ completed portfolio transactions. If

(3)  The SEI Family of Funds includes the following:  SEI LIQUID ASSET TRUST, SEI TAX EXEMPT TRUST, SEI DAILY INCOME TRUST, SEI INSTITUTIONAL MANAGED TRUST, SEI INSTITUTIONAL INTERNATIONAL TRUST, SEI ASSET ALLOCATION TRUST, SEI INSTITUTIONAL INVESTMENTS TRUST, SEI ALPHA STRATEGY PORTFOLIOS, LP, ADVISER MANAGED TRUST and the NEW COVENANT FUNDS.

SIMC Compliance determines that a compliance violation may have occurred, SIMC Compliance will give the person an opportunity to supply explanatory material.

•                  Prepare an annual issues or certification report to the board of any Investment Vehicle that is a registered investment company that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIMC has adopted procedures reasonably necessary to prevent SIMC personnel from violating this Code.

•                  Prepare a written report to SIMC management outlining any violations of the Code together with recommendations for the appropriate penalties.

•                  Preserve a record of approval granted for the purchase of securities offered in connection with an IPO or a private placement, including the rationale supporting any decision.

•                  Maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2 of the Advisers Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

•                  Preserve a copy of this Code that is, or at any time within the past five years has been, in effect in an easily accessible place for a period of five years.

•                  Preserve a record of any Code violation and of any sanctions taken in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

•                  Preserve a copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

•                  Maintain a record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

•                  Preserve a record of any decision, and the reasons supporting the decision, to approve an employee’s acquisition of securities in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

CONTINUE READING IF YOU ARE A PORTFOLIO MANAGEMENT PERSON,

INVESTMENT PERSON OR ACCESS PERSON

SECTION 8 — SERVICE AS A DIRECTOR OF A PUBLIC COMPANY

(PORTFOLIO MANAGEMENT PERSONS, INVESTMENT PERSONS AND ACCESS PERSONS ONLY)

You are not permitted to serve as a director of a publicly traded company.

SECTION 9 — PERSONAL SECURITIES ACCOUNTS, BENEFICIAL OWNERSHIP OF COVERED SECURITIES AND TRANSACTION REPORTING

(PORTFOLIO MANAGEMENT PERSONS, INVESTMENT PERSONS AND ACCESS PERSONS ONLY)

I.                            INITIAL HOLDINGS REPORT, QUARTERLY TRANSACTIONS REPORT AND ANNUAL HOLDINGS REPORT

You must disclose all Personal Securities Accounts (“PSAs”), Beneficially Owned Covered Securities and Covered Security Transactions on Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports, as applicable, via the SunGard PTA system. The content of such Reports will comply with the requirements set forth in Rule 204A-1 of the Investment Advisers Act of 1940. Completed Reports will be reviewed by SIMC Compliance.

•                  You must submit, via the SunGard PTA system, an Initial Holdings Report within 10 days of becoming a Portfolio Management Person, Investment Person or Access Person whether or not you maintain a PSA or Beneficially Own a Covered Security. Furthermore, the information must be current as of a date no more than 45 days prior to the date you became such a Person.

•                  You must submit, via the SunGard PTA system, a Quarterly Transaction Report within 30 days of each calendar quarter end whether or not you maintain a PSA or engage in Covered Securities Transactions within such accounts.

•                  You must submit, via the SunGard PTA system, an Annual Holdings Report each year whether or not you maintain a PSA or Beneficially Own a Covered Security. The information must be current as of date not more than 45 days prior to the date the Report was submitted.  Annually, you will also be required to attest that you have read and understood the most recent copy of the Code and agree to abide by its requirements.

•                  The Initial Holdings, Quarterly Transactions and Annual Holdings Reports set forth exceptions to the foregoing reporting requirements as determined by SIMC’s Chief Compliance Officer from time to time and are incorporated herein by reference.

•                  You will be notified quarterly and annually of the need to submit the foregoing Reports.

SEI Stock Purchase Plan and Stock Option Plan

You must report on a Quarterly Transaction Report your purchase or sale of SEI stock executed outside of an AIP and the exercising of SEI stock options.

SEI Funds and SEI Capital Accumulation (401(k)) Plan

You are not required to report trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and SEI Funds trades done through an employee account established at SEI Private Trust Company. Any SEI Funds trades done in a different channel must be reported on a Quarterly Transaction Report.

II.                       ESTABLISHING A NEW PSA

When you establish a new PSA you must promptly notify (1) SIMC Compliance and report it on the next Quarterly Transaction Report and (2) the Financial Institution maintaining the PSA that you are associated with SIMC. Statements must be filed or electronic feeds must be received for all PSAs, (including those in which you have a Beneficial Ownership Interest), except those that trade exclusively in open-end funds other than Affiliated Mutual Funds, government securities or AIPs, and do not offer the ability to trade in Covered Securities.

•                  SIMC Compliance will notify the Financial Institution if you have SIMC’s permission to maintain the account (if necessary) and will direct the Financial Institution to link the account by an electronic data feed via the SunGard PTA system, or, if an electronic feed is unavailable, direct the Financial Institution to forward duplicate account paper statements to:  SEI Investments Management Corporation, Attn: Compliance Department, 1 Freedom Valley Drive, Oaks, PA 19456. If requested, you are required to assist SIMC Compliance in obtaining duplicate account statements.

•                  If you are also registered with SIMC’s affiliated broker/dealer, SIDCO, and already have duplicate account statements being sent to SIDCO, it is not necessary for you to request additional statements from the Financial Institution to be sent to SIMC Compliance.

III.                  PRE-CLEARANCE OF IPOS AND LIMITED OFFERINGS/PRIVATE PLACEMENTS

You must obtain pre-clearance, via email, from SIMC Compliance before acquiring (directly or indirectly) beneficial ownership in securities issued in an Initial Public Offering or Limited Offering/Private Placement.

CONTINUE READING IF YOU ARE AN

INVESTMENT PERSON OR PORTFOLIO MANAGEMENT PERSON

IV.                   ADDITIONAL PRE-CLEARANCE OBLIGATIONS (INVESTMENT PERSONS AND PORTFOLIO MANAGEMENT PERSONS ONLY)

You must obtain pre-clearance, via the SunGard PTA system, for covered securities transactions in which you have a beneficial ownership interest. Pre-clearance will be effective for 2 business days. Day one of the pre-clearance period is the day that pre-clearance is obtained, and expiration occurs at the close of trading on the next business day. Exceptions may be made solely at the discretion of SIMC Compliance.

Exemptions from Pre-Clearance

You are not required to pre-clear the following types of transactions:

•                  Covered Securities Transactions in amounts that come within a Small Transaction Exception that is approved by the SIMC Chief Compliance Officer and as in effect from time to time;

•                  Covered Securities Transactions in accounts over which you have no direct or indirect influence or control. This includes transactions in Discretionary Accounts if certain conditions are met, as discussed in more detail below;

•                  Covered Securities Transactions that are non-volitional. This includes Covered Securities Transactions upon exercise of puts or calls written by you, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

•                  Covered Securities Transactions made pursuant to an AIP; however, any transaction that overrides the preset schedule or allocations of the AIP must be pre-cleared with SIMC

Compliance and reported in a Quarterly Transaction Report;

•                  Covered Securities Transactions upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer;

•                  Acquisitions of Covered Securities through gifts or bequests;

•                  SEI Stock Purchase Plan and Stock Option Plan. Investment Vehicles (with the exception of the SIIT Large Cap Index Fund) do not hold SEI stock. Therefore, you do not have to pre-clear your transactions in SEI stock (even if executed outside an AIP) or your exercising of SEI stock options. These transactions must, however, be executed in compliance with SEI’s Insider Trading Policy, which is incorporated herein by reference, and recorded on your Quarterly Transaction Report;

•                  SEI Funds. You are not required to pre-clear transactions in the SEI Family of Funds as long as the trades are done through an account established at SEI Private Trust Company. Any SEI Fund trades done in a different channel must be pre-cleared.

•                  SEI Capital Accumulation 401(k) Plan. You are not required to pre-clear transactions in the SEI Family of Funds and Affiliated Mutual Funds in SEI’s Capital Accumulation 401(k) Plan.

•                  SIMC Compliance can grant exemptions from the personal trading restrictions in this Code (including pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. SIMC Compliance must document all exemptions that it grants.

60-Day Limitation on Purchase and Sales (Short Swing Rule)

You may not profit from the purchase and sale or sale and purchase of a Covered Security in which you have a beneficial ownership interest within 60 days of acquiring or disposing of that Covered Security.  This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indices or U.S. Government securities. This prohibition also does not apply to transactions in the SEI Family of Funds, which are separately covered under the “Excessive Trading of Shares of the SEI Family of Funds” section of this Code.

Blackout Periods on Purchases and Sales

Portfolio Management Persons may not purchase or sell, directly or indirectly, any Covered Security within 7 days before or after the time that the same Covered Security is being purchased or sold by any Investment Vehicle. This includes any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds.

Investment Persons may not purchase or sell, directly or indirectly, any Covered Security within 24 hours before or after the time that the same Covered Security is being purchased or sold by any Investment Vehicle. This includes any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds.

V.                        DISCRETIONARY ACCOUNTS (INVESTMENT PERSONS AND PORTFOLIO MANAGEMENT PERSONS ONLY)

You are required to report Discretionary Accounts on Initial, Quarterly and Annual Holdings Reports but you are not required to obtain pre-clearance for Covered Securities Transactions within the Accounts if the following conditions are met:

a)             You certify to SIMC Compliance that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor and repeat such certification annually;

b)             In the event that the you participate in any decision regarding Covered Securities Transactions in the account, such transactions must be pre-cleared; and

c)              SIMC Compliance reserves the right to contact the adviser to the Discretionary Account to verify the discretionary status of the account.